SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   Form 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported) August 25, 1997


                    PaineWebber Mortgage Partners Five, L.P.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                       0-17149                  04-2889712
- -----------------------------        -----------            -----------------
(State or other jurisdiction)        (Commission            (IRS Employer
    of incorporation                 File Number)           Identification No.)


265 Franklin Street, Boston, Massachusetts                        02110
- ------------------------------------------                       --------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                        FORM 8-K
                                     CURRENT REPORT

                        PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P.

ITEM 2 - Disposition of Assets

   Spartan Place Shopping Center, Spartanburg, South Carolina

   Disposition Date - August 25, 1997

     On August 25, 1997, PaineWebber Mortgage Partners Five, L.P. (the "Partnership") sold one of its wholly-owned operating investment properties, the Spartan Place Shopping Center, located in Spartanburg, South Carolina, to an unrelated third party for $4,450,000. After closing costs and adjustments, the Partnership realized net proceeds of approximately $4,381,000. As a result of the sale of the Spartan Place Shopping Center, a Special Distribution will be made on October 15, 1997 to unit holders of record as of August 25, 1997. The Special Distribution will include the net proceeds from the sale of the Spartan Place Shopping Center as well as substantially all of the proceeds of the $1.5 million letter of credit that was collected from the Spartan Place borrower at the time of the original default and foreclosure on February 12, 1991.

     As previously reported, during fiscal 1996 the Partnership entered into a preliminary agreement to sell the Spartan Place property to a third party. Subsequent to the buyer's due diligence period, however, the offer was withdrawn. Subsequent to the termination of this sales contract, the Partnership remarketed the property to other interested parties while at the same time examining potential financing strategies for the capital and tenant improvement costs to be incurred should the Partnership decide to hold the property through the required re-leasing period. The property, which was 33% occupied as of May 31, 1997, lost two of its three anchor tenants during fiscal 1995. Management of the Partnership determined that it was in the best interest of the unit holders to sell the property in an "as-is" condition rather than to continue to search for replacement anchor tenants and fund the required re-leasing costs. It should be noted that due to the Spartan Place Special Distribution, it is anticipated that the Partnership's annualized distribution rate will be adjusted from 2% to 1% beginning with the distribution for the quarter ended November 30, 1997, which will be made on January 15, 1998.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

     (1) Closing Statement by and between PaineWebber Mortgage Partners Five, L.P. and CBL\GPII, Inc. dated August 25, 1997.

     (2) Purchase and Sale Agreement by and between PaineWebber Mortgage Partners Five, L.P. and CBL\GPII, Inc., dated April 30, 1997.

     (3) Special Warranty Deed between PaineWebber Mortgage Partners Five, L.P. and Westgate Crossing Limited Partnership, dated August 22, 1997.

     (4) Assignment of Leases by PaineWebber Mortgage Partners Five, L.P. to Westgate Crossing Limited Partnership, dated August 22, 1997.

     (5) Quit Claim Bill of Sale by PaineWebber Mortgage Partners Five, L.P. for the benefit of Westgate Crossing Limited Partnership, dated August 22, 1997.

     (6) Assignment  of Contracts  and   Intangiblies  by  PaineWebber  Mortgage
         Partners Five, L.P. to Westgate Crossing Limited Partnership, dated August 22, 1997.

     (7) Statement of Seller by PaineWebber Mortgage Partners Five, L.P. dated August 22, 1997.

                                    FORM 8-K

                                 CURRENT REPORT

                    PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P.




                                       SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P.
                                      (Registrant)




                              By:/s/ Walter V. Arnold
                                 ---------------------
                                 Walter V. Arnold
                                 Senior Vice President and
                                 Chief Financial Officer



Date:  September 8, 1997

                                Closing Statement

                                 CBL/GP II, Inc.
                                acquisition from
                    PaineWebber Mortgage Partners Five, L.P.

                   Spartan Place, Spartanburg, South Carolina

 25-Aug-97


Funds Due to Seller
- --------------------------------------------------------------------------------

Purchase Price                                       $4,450,000.00

Deductions
            Deposit                                          $0.00
            Rent (see Schedule 1)                        $8,629.84
            Security Deposits (see Schedule 2)             $250.00
            Prorated Service Agreements
             (see Schedule 3)                            $1,322.58

            Real Estate Taxes (see Schedule 4)          $42,392.53
                                                        ----------
            Total Deductions                            $52,594.95  ($52,594.95)

Gross Funds Due To Seller                                          $4,397,405.05

Seller's Disbursements
            Seller's Closing Costs (see                 $16,500.00
              Schedule 5)
            Total Seller's Disbursements                $16,500.00  ($16,500.00)

Net Funds Due To Seller                                           $4,380,905.05


Funds Due From Buyer
- --------------------------------------------------------------------------------

Purchase Price                                                     $4,450,000.00

Deductions
            Deposit                                          $0.00
            Rent (see Schedule 1)                        $8,629.84
            Security Deposits (see Schedule 2)             $250.00
            Prorated Service Agreements (see             $1,322.58
              Schedule 3)
            Real Estate Taxes (see Schedule 4)          $42,392.53
                                                        ----------
            Total Deductions                            $52,594.95  ($52,594.95)

Net Funds Due From Buyer                                          $4,397,405.05

Buyer's Disbursements
            Buyer's Closing Costs (see                   $8,300.00
            Schedule 6)
            Total Buyer's Disbursements                  $8,300.00     $8,300.00

Gross Funds Due From Buyer                                         $4,405,705.05

The undersigned hereby authorize Title Company to make the Disbursements as set forth in Schedules 5 and 6 from the closing proceeds. Net Funds Due to Seller shall be wired to Seller in accordance with the wiring instructions set forth on Exhibit A.


SELLER:                                               BUYER:
        PaineWebber Mortgage Partners Five,       CBL/GP II, Inc.
        L.P.


By:     /s/ Rock M. D'Errico            By:  /s/ Charles W. A. Willett, Jr.
        ---------------------                ------------------------------
        Name:  Rock M. D'Errico              Name:  Charles W. A. Willette, Jr.
        Title:  Vice President               Title:  Vice President

                                    EXHIBIT A


          Bank:   State Street Bank and
                  Trust Co. , Inc.

          ACCT:   XXXX-XXX-X

          ABA     Number YYYYYYYYY

                                   SCHEDULE 1

                                 Rent Adjustment


Tenants                       Base Rent              CAM *
- -------                       ---------              -----

Toys"R"Us                    $26,130.93            $1,553.37
Circuit City                  $9,368.46              $900.00
African Express                 $250.00               $15.09



TOTAL                        $35,749.39            $2,468.46     $38,217.85
                                                                 ==========


                Adjust from 8/25/97 to 8/31/976 = 7 days at
                            1232.833871 per diem                 $ 8,629.84
                                                                 ==========


     * The 1997 CAM proration is estimated. The 1996 reconciliation has been billed to tenant ($25,000) but not yet received.

     Buyer shall pay to Seller the amounts received from tenants within 30 business days of collection.

     Buyer and Seller agree to pro rate the final 1997 reconciliation and Buyer agrees to provide Seller with monthly accounting back-up for amounts due Seller.

     Invoices for CAM, taxes, and insurance should be rendered by Buyer as soon as reasonably possible in a manner consistent with Buyer's customary practice. Buyer shall pay to Seller the amounts received from tenants within 30 business days of collection.

                               SCHEDULE 2

                            Security Deposits


              Tenants                                 Amount
              -------                                 ------
              Toys"R"Us                                $0.00
              Circuit City                             $0.00
              African Express                        $250.00


              TOTAL                                  $250.00
                                                     =======

                                   SCHEDULE 3

                           Prorated Service Agreements

Credits to Seller
- -----------------
Vendors                     Service                                Amount
- -------                     -------                                ------
Don Corbin                  Lawn Maintenance (credit seller       $500.00
                            25 days)
Greenville Maintenance      Sweeping (credit                      $500.00
                            seller 25 days)



TOTAL Credit to Seller                                          $1,000.00

                 Adjust from 8/25/97 to 8/31/97 = 7 days
                         at a per diem of 32.2580645              $225.81


Debits to Seller
- ----------------
Vendor                      Service                                Amount
- ------                      -------                                ------
Edens & Avant               Management (debit seller 25         $2,000.00
                            days)*


TOTAL Debit to Seller                                           $2,000.00

                     Adjust from 8/1/97 to 8/24/97 = 24 days
                       at a per diem of 64.5161                 $1,548.38


*Buyer agrees to pay the management contract fee for August 1997 which is due 8/31.


TOTAL                       Net Debit to Seller                 $1,322.58

                              SCHEDULE 4

                      Real Estate Tax Adjustment


              Real Estate Taxes for 1996 total $65288.08.




             Adjust from 1/1/97 to 8/25/97
             237 days with a per diem of $178.87                 $42,392.53
                                                                 ==========


           1997 Real Estate Taxes not yet known, therefore adjustments are being made based on 1996 taxes and there will be a reconciliation once the actual tax is known. Seller shall be entitled to reimbursement for the prorata reimbursement received from tenants for its period of ownership within 30 days of receipt applicable tenant. thereof from the applicable tenant

           Buyer agrees to provide Seller with monthly accounting back-ups for amounts due Seller.

                              SCHEDULE 5

                         Seller's Closing Fees

                  Transfer Taxes               $16,500
                  (check to taxing
                  authority or to
                  title co as
                  reimbursement)

                  Outstanding leasing            $0.00
                  commissions
                  TOTAL                     $16,500.00
                                            ==========

                               SCHEDULE 6

                          Buyer's Closing Costs





       1. Title Insurance Fees, Premium, Escrow            $8,100.00
          Charges
          (Check payable to: Commonwealth Land Title
          Insurance Company) (see invoice attached)



       2. Recording Fees                                     $200.00
          (Check payable to: Commonwealth Land
          Title Insurance Company)

          Total Closing Fees                               $8,300.00

                          PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
              PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P. ("SELLER")
                                      AND
                            CBL/GP II, INC. (BUYER)

                               TABLE OF CONTENTS

                                                                        Page

ARTICLE 1   DEFINITIONS                                                   1

ARTICLE 2   PURCHASE AND SALE                                             1

ARTICLE 3   PURCHASE PRICE; DEPOSIT; ADJUSTMENTS                          2

ARTICLE 4   PRECLOSING OPERATION                                          4

ARTICLE 5   ACCESS, INSPECTION, DILIGENCE                                 5

ARTICLE 6   TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS                 8

ARTICLE 7   CLOSING                                                      11

ARTICLE 8   CASUALTY AND CONDEMNATION                                    13

ARTICLE 9   BROKERAGE COMMISSIONS                                        13

ARTICLE 10  DEFAULT, TERMINATION AND REMEDIES                            14

ARTICLE 11  MISCELLANEOUS                                                14

ARTICLE 12  IRS FORM 1099-S DESIGNATION                                  17



SCHEDULE A  Description of the Real Property
SCHEDULE B Description of Personal Property and Intangible Property SCHEDULE C Rent Roll
SCHEDULE D  1099 Designation Agreement
SCHEDULE E  Form of Tenant Estoppel Certificate

                             Purchase and Sale Agreement


      This Purchase and Sale Agreement (this "Agreement") is entered into as of the 30th day of April, 1997 by and between Seller and Buyer, upon the following terms and conditions:


                                      ARTICLE 1
DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:                  CBL/GP II, Inc., a Wyoming corporation

SELLER: PaineWebber Mortgage Partners Five, L.P., a Delaware limited partnership

PROPERTY:               The Real Property and Personal Property constituting
                        Spartan Place, Spartanburg, South Carolina

REAL PROPERTY:          The land and the buildings, structures, improvements and
                        fixtures (collectively, the "Improvements") now located thereon and the rights appurtenant thereto, all as more particularly described in Schedule A attached hereto

PERSONAL PROPERTY:      The personal and intangible Property, if any,
                        described in Schedule B attached hereto

PURCHASE PRICE:         $5,000,000

TITLE COMPANY:          Commonwealth Land Title Insurance Company


                                      ARTICLE 2
                                  PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Seller hereby agrees to sell and convey the Property to the Buyer or its nominee and the Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                      ARTICLE 3
                        PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount and such other adjustments herein contained.

      3.2 Contemporaneously with the execution of this Agreement, the Buyer shall deposit with the Title Company an irrevocable Letter of Credit in the face amount of One Hundred Fifty Thousand Dollars ($150,000.00) with an expiration date not earlier than ten (10) business days after the Closing Date, issued by a financial institution and in form as may be acceptable to Seller, in its sole and absolute discretion (the Escrowed Amount) to secure the Buyer's obligations under this Agreement.

      3.3 All real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date unless such items are paid directly by tenants to the applicable taxing authority, in which case no adjustment or proration shall be made for the items paid directly by the tenants. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, with a further adjustment to be made after the Closing Date as soon as the tax figures are finalized. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys and consultants fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent should shall not be unreasonably withheld, conditioned or delayed. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other. In no event shall any such proceeding be commenced by Seller following the Closing Date without Buyer's prior written consent; provided, however, that Seller shall be entitled to continue its existing proceeding.

      3.4 Prepaid or past due amounts under any Contracts (as hereinafter defined) which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 The Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 Collected rents for the then current period; security deposits which have not been previously applied by Seller; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges, and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (for which Buyer was credited at closing) to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined).

            3.6.1 All rentals and other tenant charges payable in arrears and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges and real estate tax charge annual adjustments thereto) for the current and prior rental periods, less the reasonable expenses of collection thereof, shall be apportioned (if and when collected by either party); provided, however, that Buyer shall proceed in a commercially reasonable manner consistent with Buyer's customary practice for tenants owing past due rent to it to collect such uncollected rents from existing tenants listed on the rent roll; provided that Buyer shall not be obligated to commence suit against any Tenant and Buyer shall first apply rents subsequently received to rent due and owing for rental periods accruing after the Closing Date. Buyer shall not settle or release (i) Tenants from any obligations for such uncollected rents or (ii) rights under any claims listed in Section 3.6.2 below, in each case, without Seller's prior written approval. Buyer shall provide Seller with written evidence of its collection efforts, such evidence shall include, but not be limited to providing copies of letters and invoices to tenants, copies of reports regarding follow-up efforts and cash receipts and aged delinquency reports. Buyer shall provide such written evidence of its collection efforts within fifteen (15) days of demand therefor provided that Seller may request such evidence no more than on a quarterly basis. Seller shall agree not to commence suit against tenants listed on the rent roll for obligations owed to it unless Buyer fails to fulfill its obligations under this '3.6.1.

            3.6.2 Seller shall retain all rights to all refunds, receivables, past due rent and claims, including, but not limited to, termination fees or damages from all former tenants or occupants of the Property which are not listed on the Rent Roll, causes of action and rights of reimbursement from third parties, bonds, accounts receivable and any other claims for payments Seller may have to the extent arising or relating to the period prior to the Closing.

            3.6.3 In the event, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyer's option, those adjustments shall be made either (i) on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made promptly after precise figures are determined or available or (ii) when all information for all final adjustments are determined or available.

      3.7 At the Closing, the Seller shall pay the amount due for (a) state and county transfer tax (or any tax substituted therefor) imposed in connection with the consummation of the transaction contemplated hereby (the Transfer Tax); (b) recording charges for documents to clear title, evidence Seller's authority or enable Seller to convey; (c) Seller's attorneys fees; and (d) all leasing commissions due or to become due pursuant to any lease of any part of the Property or any renewal or extension right thereof in existence on the date hereof whether or not exercised.

      3.8 At the Closing, the Buyer shall pay for (a) any local tax or mortgage tax other than the Transfer Tax; (b) charges to record the deed, and evidence of Buyer's existence or authority; (c) survey charges; (d) all title insurance premiums and charges; and (e) Buyer's attorney's fees and all costs related to the Buyer's due diligence.

      3.9   The provisions of this Article 3 shall survive the Closing.


                                      ARTICLE 4
                                PRECLOSING OPERATION

      4.1 A Rent Roll certified by Seller (the Rent Roll) containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the Leases.

      4.2 Seller shall not, after the date hereof; (i) enter into any new Leases or materially amend or terminate any existing Leases, (ii) enter into or modify any service contracts, operating agreements, or reciprocal easement agreements,
(iii) alter the zoning classification of the Property or (iv) materially alter any Improvements, without the written consent of Buyer in any such instance, which consent shall not be unreasonably withheld or delayed. If Buyer does not notify Seller in writing of its consent within five (5) days after written notice thereof from Seller, Buyer shall be deemed to have denied its consent to such requested action. Buyer shall specify its reasons for denying consent upon request of Seller.

      4.3 At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured.

      4.4 Seller shall promptly after the execution of this Agreement provide copies to Buyer of all service, supply, equipment rental, management and leasing contracts (collectively, the Contracts) affecting the Property which Seller has in its possession and shall promptly instruct the third party property manager to make all such Contracts available to Buyer for its review. Buyer shall, by written notice to Seller, on or before the Diligence Date identify any Contracts which it elects to have assigned to it and therefore will assume. Buyer shall be deemed to have elected not to assume any Contracts which are not identified as to be assigned and assumed. Seller shall terminate any Contracts at Closing which are not identified by Buyer as specified in this section as to be assigned and assumed at Closing.

      4.5 Seller shall use commercially reasonable efforts to obtain tenant estoppel certificates, from all tenants currently occupying their space under the Lease in the form attached hereto as Schedule E. Seller shall not be obligated to expend more than nominal funds or commence litigation in pursuit of such estoppel certificates and receipt of such estoppel certificates shall not be a condition precedent to Closing; provided, that if such estoppels are not provided by Seller prior to the Diligence Date, Buyer shall have the right to attempt to obtain such estoppel certificates for a period of up to thirty (30) days, and the Closing Date shall be so extended if necessary; provided, that Buyer diligently attempts to obtain such estoppel certificates and if such estoppel certificates are not obtained during such extension Buyer may elect to close or to terminate this Agreement under Section 5.3.


                                      ARTICLE 5
                            ACCESS, INSPECTION, DILIGENCE

      5.1 The Seller agrees that the Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours after three (3) days advance written notice to Seller (in each case subject to the rights of tenants under the Leases) to make such reasonable investigations, studies, and tests as the Buyer deems necessary or advisable; provided, however, that Buyer shall not be permitted to conduct physical testing or conduct interviews with tenants without Seller's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall use its commercially reasonable efforts to make its personnel available for such inspections or interviews upon three (3) days prior written notice. If personnel is not made available within that period of time, Buyer may enter upon the Real Property to conduct inspections; however, Buyer must be accompanied by Seller or its designated agent during any interview with tenants. Seller's prior written approval for physical inspections may be conditioned on receipt of a detailed description of the proposed physical inspection, a list of the contractors who will be performing the physical inspection, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection. Seller also agrees to make available to the Buyer during normal business hours upon advance written notice to Seller all books, records, plans, building specifications, contracts, agreements or other instruments or documents contained in the Seller's files relating to the construction, operation and maintenance of the Property and the files of the current manager of the Property that relate to the Property.

      5.2 Seller shall provide Buyer, promptly after Seller's execution of this Agreement, with copies of all the Leases and Contracts which it has in its files and shall instruct its property manager to make such Leases and Contracts available to Buyer for inspection. To the extent Seller has any of the following in its possession or control, Seller agrees to make the same available for inspection by Buyer or its agents:

            (a) Copies of property tax bills and assessment notices for the past three years.

            (b) Copies of insurance policies and premiums.

            (c) Two copies of as-built plans and specifications and soil reports as well as two additional site plans.

            (d) Current ALTA title report from Chicago Title including full copies of all exceptions.

            (e) Legal description and current ALTA survey showing the locations of all improvements and easements, if available.

            (f) Architectural plan showing interior measurements of individual tenant spaces and interior wall space.

            (g) Copies of Certificate(s) of Occupancy and other licenses and permits.

            (h) Copies of all warranty agreements which Borrower may have concerning all real and personal property to be conveyed.

            (i) Copies of all leases and amendments and letter agreements relating thereto.
                  Copies of all operating covenants. Copies of all reciprocal easement agreements and construction contracts related to the anchor tenants including correspondence and other related items.

            (j) Copies of audited financial and operating statements for the past five (5) years and reasonable back-up, as requested by Buyer.

            (k) Engineering and physical inspection reports which Seller may have on the Property.

            (l) Financial statements and credit conditions of all tenants, if available.

            (m) Five year sales history on all tenants, if available.

            (n) Copies of all existing mortgage information.

            (o) Copies of all correspondence related to the expansion or relocation of any existing tenants.

            (p) Copies of all environmental reports, correspondence or information pertaining to the Property as well as any adjoining property or properties in the area(s) that have or are suspected of having environmental problems.

            (q) Listing of tenants security deposits.

            (r) Copies of maintenance and service contracts.

            (s) Information regarding any pending litigation.

            (t) Copies of any prior or pending tax appeals.

            (u) Copies of market research reports.

            (v)   Copies of Marketing Plans.

            (w) List of all tenants in default as well as all tenants that have been in default over the past 12 months.

            (x) Historical tenant billing statements.

            (y) ADA compliance study.

      Seller makes no representation or warranty whatsoever regarding the existence or availability of the foregoing and Seller shall not be obligated to create or obtain any of the foregoing which are not in existence and available to Seller. To the extent that any of these items do not exist or are not in the Seller's possession or at its reasonable disposal, Seller will send a side letter to Buyer so stating. Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations or warranties of Seller of any kind.

      5.3 The Buyer shall have the right to promptly commence and actively pursue its due diligence on the Property, including, but not limited to the following items:

            (a)   Review of title and survey matters;

            (b)   Review of Contracts and operating agreements;

            (c) Obtain and review engineering reports on structural condition of the mechanical systems;

            (d) Obtain and review environmental reports on oil, hazardous waste, and asbestos;

            (e) Review of applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents;

            (f) Conduct Tenant interviews, subject to Section 5.1 above; and

            (g) Review of all Leases affecting the Property.

      Buyer shall complete its due diligence including, but not limited to the foregoing, no later than sixty (60) days from the date of this Agreement (the Diligence Date). In the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer in Buyer's sole and absolute discretion for any reason or for no reason, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to the Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). In the event Buyer does not terminate this Agreement on or before the Diligence Date, the Escrowed Amount shall become nonrefundable.

      Buyer acknowledges that it has had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer will further acknowledge that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive closing hereunder. At Closing, Seller shall deliver and Buyer shall accept the Property AS IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT. This immediately preceding sentence shall survive Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all materials obtained in connection with Buyer's diligence if Seller is willing to reimburse Buyer for bona fide third-party out-of-pocket costs and expenses actually incurred in the preparation of such materials.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the SEC or in order to comply with any securities law or interpretation thereof. This provision shall survive termination of this Agreement but shall terminate upon Closing. Buyer and Seller do not contemplate issuing a press release until after the Diligence Date. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content. Buyer agrees that neither it nor any affiliate will acquire or enter into any agreement to acquire, either directly or indirectly any interest in Seller.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorneys' fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.


                                      ARTICLE 6
                    TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS

      6.1 Promptly following the execution of this Agreement, Buyer shall obtain:

            (a)   An ALTA as built, survey of the Real Property (the Survey);
      and

            (b) A commitment for an ALTA Owner's Policy of Title Insurance (the Title Commitment).

      If (i) any matter disclosed on the Survey or (ii) matters listed as exceptions in the Title Commitment are not each satisfactory to Buyer, it shall, within forty-five (45) days following the effective date of this Agreement, provide Seller with written notice of such objections and if Seller is unable or unwilling to cure such objections, prior to the Diligence Date, Buyer may terminate this Agreement as provided in Section 5.3 above. Seller shall in all events be obligated to cure all objections constituting mortgages or other voluntary encumbrances securing the repayment of money on or before the Closing Date. To enable Seller to convey, Seller may, at the Closing use the Purchase Price or any portion thereof to clear title; provided, that all instruments to clear title are either recorded simultaneously with the delivery of the deed or arrangements satisfactory to the Title Company have been made for the delivery of such instruments.

      6.2 On the Closing Date, the Seller shall convey by good and sufficient warranty deed to the Buyer or to the Buyer's nominee, good and clear record and marketable fee simple title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a) The lien, if any, for real estate taxes not yet due and payable;

            (b) All matters listed on the Title Commitment and Survey and not objected to pursuant to Section 6.1 above;

            (c)   All Leases disclosed to Buyer;

            (d) All zoning, building and other laws applicable to the Property; and

            (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer in writing.

      6.3 At the Closing, the Seller shall assign the Leases, Contracts which are not to be terminated and warranties, if any, to Buyer and Buyer shall assume Seller's obligations thereunder from and after the date of Closing and Seller shall convey the Personal Property to the Buyer by quitclaim bill of sale.

      6.4   Representations and Warranties

            6.4.1 The Seller hereby represents and warrants to the Buyer as of the date of this Agreement as follows:

            (a) Organization and Power. The Seller is a limited partnership validly existing under the laws of the State of Delaware with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of the Seller.

            (b) Authorization and Execution. This Agreement has been duly authorized by all necessary partnership action on the part of the Seller and has been duly executed and delivered on behalf of the Seller by a duly authorized general partner of the Seller.

            (c) Fifth Mortgage Partners, Inc. (General Partner) is a corporation organized, existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to act in all respects on behalf of the Seller to enter into and perform the terms of this Agreement as General Partner of the Seller; the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit them to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and General Partner and (assuming valid execution and delivery by the Buyer) is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

            (d) The rent roll attached hereto as Schedule C has been prepared by Seller's property manager based on the Leases and is true accurate and complete in all material respects.

            (e) There is no condemnation proceeding pending with regard to all or any part of the Property.

            (f) (1) Definitions. The term Hazardous Materials means any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, processing, treatment, storage, disposal, transportation, spill release or effect, either by itself or in combination with other materials on or expected to be on the Property, is either (A) potentially injurious to public health, safety, welfare, or the environment, or to the Property (B) regulated, monitored, or subject to reporting by any governmental authority; or (C) a basis for potential liability to any governmental agency or a third party under any applicable statute or common law theory. Without limiting the foregoing, the term Hazardous Materials includes, but is not limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or byproducts thereof. The term Environmental Laws means all federal, state and local laws, ordinances, rules, regulations, codes or orders, including, without limitation, any requirement imposed under any permits, licenses, judgments, decrees, agreements or recorded covenants, conditions, restrictions or easements, the purpose of which is to protect the environment, human health, public safety or welfare, or which pertain to Hazardous Materials.

            (g) (2) Presence, Use and Compliance. Except as disclosed in the environmental reports provided by Seller to Buyer pursuant to paragraph
      5.2 above, and except for those amounts and uses of Hazardous Materials normally and customarily associated with the construction, occupancy and maintenance of the Property as a retail shopping center, Seller has no knowledge of use, generation, storage, release of any Hazardous Materials on the Property, or the transportation of Hazardous Materials to or from the Property, or the Compliance of the Property with Environmental Laws.

            (h) Neither Seller nor General Partner is subject to any bankruptcy, reorganization, insolvency or similar proceedings.

            (i) The Leases delivered pursuant to Section 5.2 are complete and correct copies of existing Leases for any portion of the Property in effect as of the date of this Agreement, including any amendments, modifications or supplements thereto.

            6.4.2  The  representations  and  warranties  contained  in  Section
6.4.1(e) and (g) are hereby qualified to Seller's actual knowledge without further inquiry, except as provided below. Each representation or warranty contained in Section 6.4.1 is subject to being updated by Seller in writing on or before the Diligence Date and shall be deemed to have been amended and updated by any information delivered to or made available to Buyer and any other information obtained by Buyer in connection with its diligence. For purposes of
Section 6.4.1 actual knowledge of Seller without further inquiry shall mean the actual awareness of Bruce J. Rubin, Mark W. Dunne and David Carlson provided that such individuals have no obligation to make further inquiry of any persons other than the inquiry of the Property Manager. No current employee of Seller has greater knowledge of the matters herein than the foregoing individuals.

            6.4.3 The Buyer hereby represents and warrants to the Seller as of the date of this Agreement as follows:

            (a) Organization and Power. The Buyer is a corporation organized, existing and in good standing under the laws of the State of Wyoming and has the requisite power and authority to enter into and perform the terms of this Agreement.

            (b) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

            6.4.4 The  representations  and  warranties  of Seller  contained in
Section 6.4.1 shall survive Closing for a period of six (6) months.

      6.5  The   obligations  of  the  Buyer  to  consummate   the   transaction
contemplated by this Agreement are subject to:

            (a) The representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date;

            (b) There shall have been no material adverse change in the environmental, physical or economic characteristics of the property since the Diligence Date; and

            (c) Neither Seller nor any tenant shall be a party to any bankruptcy, insolvency, receivership or other like proceeding after the Diligence Date.


                                      ARTICLE 7
                                       CLOSING

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109 on the fifth business day after the Diligence Date (the Closing Date) unless such day is not a day on which the registry of deeds in the county where the Property is located is open for business, in which case, the Closing shall take place on the next day on which such registry is open. It is agreed that time is of the essence in this Agreement.

      7.2 On the Closing Date the Seller shall deliver or cause to be delivered each of the following items to the Buyer:

            (a) A duly executed and acknowledged warranty deed or deeds conveying the Real Property and the Improvements to the Buyer;

            (b) A duly executed quitclaim bill of sale conveying the Personal Property to the Buyer;

            (c) A duly executed assignment and assumption of leases (the "Assignment of Leases");

            (d)  A  duly  executed   assignment  and  assumption  of  contracts,
      licenses, guaranties, warranties, and intangible property (the "Assignment of Contracts");

            (e) A certificate or certificates of non-foreign status from the Seller reasonably acceptable to the Buyer in form and substance;

            (f) Customary affidavits and indemnities sufficient for the Title Company to delete any exceptions for mechanic's or materialmen's liens from the Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (g) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

            (h) Original tenant estoppel certificates, to the extent received;

            (i)   A duly executed affidavit of consideration;

            (j) A duly executed South Carolina withholding tax affidavit;

            (k) all business and accounting records pertaining to the operation of the Property;

            (l) all original Leases and Tenant correspondence in each case, if in Seller's possession;

            (m)   keys to all locks which manager has in its possession;

            (n) notice letters from Seller to tenants of the sale of the Property and assignment of the Leases; and

            (o) a statement that to the best of Seller's actual knowledge, without independent investigation, the conditions precedent to Closing have been satisfied or waived.

      7.3 On the Closing Date the Buyer shall deliver or cause to be delivered at its expense each of the following to the Seller:

            (a) The Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to the Seller, in the manner provided for in Article 3;

            (b)   Assignment of Leases;

            (c)   The Assignment of Contracts;

            (d)   A duly executed affidavit of consideration;

            (e) A duly executed South Carolina withholding tax affidavit;

            (f) Such other instruments as the Seller may reasonably request to effectuate the transaction contemplated by this Agreement; and

            (g) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts.

                                      ARTICLE 8
                              CASUALTY AND CONDEMNATION

      8.1 If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, the Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event the Seller shall pay over or assign to the Buyer as the case may be, on the Closing Date, all amounts recovered or recoverable by the Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible, less any amounts reasonably expended by the Seller for partial restoration; or

            (b) if any portion of the Improvements shall have been substantially destroyed (in Buyer's sole and absolute discretion), to terminate this Agreement by giving notice of termination to the Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to the Buyer, this Agreement shall terminate and neither the Seller nor the Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies the Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), the Seller shall give notice promptly to the Buyer of such event and the Buyer shall have the option to terminate this Agreement by providing notice to the Seller to such effect on or before the date which is ten
(10) days from the Seller's notice to the Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to the Buyer, this Agreement shall terminate, and neither the Seller nor the Buyer shall have any recourse against the other. If the Buyer does not timely notify the Seller of its election to terminate this Agreement, the Buyer shall purchase the Property and pay the Purchase Price, and the Seller shall pay over or assign to the Buyer on delivery of the deed all awards recovered or recoverable by the Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by the Seller in obtaining such award.

                                      ARTICLE 9
                                BROKERAGE COMMISSIONS

      The Seller and the Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement. Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any and all loss, costs, claims and expenses (including reasonable attorney's fees) which arise as a result of breach of the foregoing representation and warranty. The indemnification contained in this
Article 9 shall survive Closing hereunder or termination hereof, as the case may be.


                                     ARTICLE 10
                          DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to the Buyer on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by the Seller on or before the Closing Date, the Buyer shall have the following remedies, (i) the right to take any and all legal actions necessary to compel the Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount, and in connection with the intentional breach of a representation, warranty, covenant or agreement contained in this Agreement an amount equal to the Buyer's bona fide third-party out-of-pocket costs and expenses actually incurred in connection with the proposed acquisition up to a maximum of Ten Thousand Dollars ($10,000.00) whereupon this Agreement shall terminate without further recourse.

      10.2 In the event that the Buyer shall have failed in any material respect adverse to the Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by the Buyer on or before the Closing Date, or if the Buyer defaults in its obligation to close hereunder, the Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to the Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to the Seller. The Seller and the Buyer agree that the damages resulting to the Seller as a result of such default by the Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute the Buyer's and the Seller's reasonable estimate of such damages.


                                     ARTICLE 11
                                    MISCELLANEOUS

      11.1 The Buyer may only assign or transfer its rights under this Agreement to an entity owned, or controlled by Buyer or which owns or controls Buyer. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to the Seller or the Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Buyer:

            CBL/GP II, Inc.
            c/o CBL & Associates Properties
            One Park Place
            6148 Lee Highway
            Chattanooga, Tennessee 37421-2931
            Attn: Steve Arnsdorf, Director of Acquisitions and
                  Mary Ann Okrasinski, Finance Counsel


(2) If to Seller:

            PaineWebber Mortgage Partners Five, L.P.
            c/o PaineWebber Properties Incorporated
            265 Franklin Street - 16th Floor
            Boston, MA 02110
            Attn: David Carlson

            with a copy to:

            Goodwin, Procter and Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attention: Andrew C. Sucoff, Esq.


(3) If to the Title Company:

            Commonwealth Land Title Insurance Company
            3350 Cumberland Circle, Suite 1895
            Atlanta, Georgia 30339
            Attention: Sally French Tyler

      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by the Seller and the Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire agreement between the Seller and the Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between the Seller and the Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the State of South Carolina.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both the Buyer and Seller are not signatory to the same counterpart.

      11.10 The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. Prior to the Diligence Date, Title Company is hereby authorized and directed to release the Escrowed Amount to Buyer promptly upon Buyer's written request, without joinder by Seller and not withstanding any objection interposed by Seller. This Agreement shall terminate upon any such request from Buyer pursuant to Section
5.3 above. From and after the Due Diligence Date the Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. If the Escrowed Amount is in the form of a letter of credit and the expiry thereof has not been extended, Title Company shall cause the letter of credit to be drawn upon and hold the proceeds as the Escrowed Amount. The Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      11.11 In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by the Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's gross negligence, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorneys fees of counsel retained by Title Company. Any such costs and expenses not paid by the parties after billing and supporting documentation by Title Company may be paid by Title Company out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, the Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

      11.12 Time is expressly declared to be of the essence of this Agreement.

      11.13 The obligations of Seller hereunder shall be binding only on the Property and neither the Buyer nor anyone claiming by, through or under the Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither the Seller nor anyone claiming by, through or under the Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities.


                                     ARTICLE 12
                             IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    SELLER:

                       PAINEWEBBER MORTGAGE PARTNERS FIVE,
                      L.P., a Delaware limited partnership

                                    By:   Fifth Mortgage Partners, Inc., its
                                          managing general partner


                                          By:   /s/ Rock M. D'Errico
                                                ----------------------
                                                Name:  Rock M. D'Errico
                                                Title: Vice President

                                    BUYER:

                                    CBL/GP II, INC., a Wyoming corporation


                                    By:   /s/ Charles W. A. Willett, Jr.
                                          ------------------------------
                                          Name: Charles W. A. Willett, Jr.
                                          Title:  Vice President


                                    TITLE COMPANY:

                    COMMONWEALTH LAND TITLE INSURANCE COMPANY


                                    By:   __________________________________

                                     SCHEDULE A

      Description of Real Property

                                     SCHEDULE B

              Description of Personal Property and Intangible Property

      All equipment, fixtures, mechanical systems and other personal property owned by Seller and located on or affixed to the Property.

                                     SCHEDULE C

                                      Rent Roll

                                     SCHEDULE D

                             1099 Designation Agreement


      This AGREEMENT is made this 30th day of April, 1997 by and between the TRANSFEROR, PaineWebber Mortgage Partners Five, L.P., a Delaware limited partnership with a address c/o PaineWebber Properties Incorporated, 265 Franklin Street, 16th Floor, Boston, Massachusetts 02110, the TRANSFEREE, CBL/GP II, Inc., a Wyoming corporation with an address of One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421-2931 and the DESIGNEE, Commonwealth Land Title Insurance Company, located at 3350 Cumberland Circle, Suite 1895, Atlanta, Georgia 30339.

      The TRANSFEROR is the present owner of certain property (the "Premises") located in Spartanburg, South Carolina as more particularly described in a Purchase and Sale Agreement (the "Agreement") dated April 30, 1997, by and between the TRANSFEROR and the TRANSFEREE.

      In order to comply with  information  reporting  requirements  provided by
Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties hereby agree as follows:

      (1) to designate DESIGNEE as the party who shall be responsible for reporting to the Internal Revenue Service (the "IRS") the sale of the Premises on IRS form 1099-S;

      (2) to provide DESIGNEE with the information necessary to complete Form 1099-S;

      (3) that DESIGNEE shall provide all parties to this transaction with a copy of the IRS Form 1099-S filed with the IRS and with any documentation used to complete IRS Form 1099-S;

      (4) that DESIGNEE shall not be liable for the actions taken under this Agreement or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the DESIGNEE;

      (5) that the parties shall indemnify DESIGNEE for any costs and expenses incurred as a consequence of the actions taken under this Agreement, except as they may be the result of gross negligence or willful misconduct on the part of the DESIGNEE; and

      (6) that the Designee will retain this Agreement for four (4) years following December 31 of the calendar year in which the date of closing occurs.

                                    SELLER:

                       PAINEWEBBER MORTGAGE PARTNERS FIVE,
                      L.P., a Delaware limited partnership

                                    By:   Fifth Mortgage Partners, Inc.,
                                          its managing general partner


                                          By:   /s/ Rock M. D'Errico
                                                --------------------
                                                Name:  Rock M. D'Errico
                                                Title: Vice President

                                    BUYER:

                                    CBL/GP II, INC., a Wyoming corporation


                                    By:   /s/ Charles W. A. Willett, Jr.
                                          -----------------------------
                                          Name: Charles W. A. Willett, Jr.
                                          Title:  Vice President

                                    DESIGNEE:

                    COMMONWEALTH LAND TITLE INSURANCE COMPANY


                                    By:   ____________________________________

                                      SCHEDULE E

                          Form of Tenant Estoppel Certificate


Tenant:

Lease and all amendments:

Premises including square footage:



      Landlord and Tenant are parties to the Lease as defined above and pursuant thereto, Tenant hereby agrees and certifies as follows:

      1 That said Lease is the only lease between the undersigned affecting said premises and has not been amended, modified, changed, altered or supplemented, except as specified above.

      2 That said Lease is in full force and effect and that there are no defaults thereunder or any conditions which with the passage of time or giving of notice or both would become a default under the terms of said Lease.

      3 That no rents have been prepaid except as provided by said Lease, but in no event have rents been paid more than thirty (30) days in advance and that there are no set-offs or credits against future accruing rents.

      4 That Tenant is open and operating and in full and complete possession of the premises demised pursuant to the terms of said Lease and that the initial lease term commenced on
              ____________________       and       will       terminate       on
              _______________________. [Not to be included in Circuit City Estoppel]

      5 That the demised premises, including all improvements, appurtenances, common areas and parking to be constructed by Landlord pursuant to the Lease satisfy the requirements of said Lease and have been accepted and approved in all respects by Tenant and are open for the use of Tenant, its customers, employees and invitees.

      6 That all duties of an inducement nature and all inducement clauses have been fulfilled by Landlord in all respects.

      7 Tenant has not, and will not, generate, store, handle or otherwise deal with any hazardous or toxic waste or material, radioactive materials, or other contaminants, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit.

      8 Tenant acknowledges that the address to which notices shall be given pursuant to the Lease, and a designated contact person, are:



      Executed to be effective this ____ day of ___________________, 1997.


                                          Tenant


                                          By:
- --------------------------
                                                President

                             SPECIAL WARRANTY DEED




STATE OF SOUTH CAROLINA       )
                              ) ss.  KNOW  ALL  MEN  BY  THESE  PRESENTS
THAT:
COUNTY OF SPARTANBURG   )

      PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P., a Delaware limited partnership ("Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good an valuable consideration paid in hand to Grantor by WESTGATE CROSSING LIMITED PARTNERSHIP, a South Carolina limited partnership ("Grantee"), whose mailing address is 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421, the receipt and sufficiency of which is hereby acknowledged, has GRANTED, BARGAINED, SOLD, CONVEYED, and RELEASED, and by these presents does GRANT, BARGAIN, SELL , CONVEY and RELEASE unto Grantee that certain tract of land located in Spartanburg County, South Carolina more particularly described in EXHIBIT A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Grantor as of the date hereof and all rights, privileges and appurtenances pertaining thereto including all of Grantor's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the "Real Property").

      This conveyance is made by Grantor and accepted by Grantee subject to the matters set forth in EXHIBIT B attached hereto and incorporated herein by this reference ("Permitted Exceptions").

      TO HAVE AND TO HOLD the Real Property together with all improvements located thereon all and singular the rights appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee, its legal representatives, successors and assigns, and Grantor does hereby bind itself, its legal representatives, successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Real Property unto the Grantee, its legal representatives, successors and assigns, against Grantor and every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.

      Grantee's address is Westgate Crossing Limited Partnership, 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421, Attention:
Charles W.A. Willett, Vice President.

      EXECUTED this 22 day of August, 1997, TO BE EFFECTIVE as of the 25th day of August, 1997.

                           PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P.,
                              a Delaware limited partnership
Signed, Sealed and Delivered
 in the presence of                 By:   Fifth  Mortgage  Partners,   Inc.
                                          its managing general partner
/s/ Barbara E. Tutt
- -------------------
1st WITNESS                   By:    /s/ C. David Carlson
                                     --------------------
                              Name:  C. David Carlson
/s/ Kristen Sosnosky          Title: Vice  President,  Fifth  Mortgage
- --------------------                 Partners, Inc.
2nd WITNESS


/s/ Jennifer C. Ryan
- --------------------

COMMONWEALTH OF MASSACHUSETTS )
                                    )     PROBATE
COUNTY OF SUFFOLK )

      Personally appeared before me, the undersigned witness and made oath that he/she saw the within named FIFTH MORTGAGE PARTNERS, INC., general partner of PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P. by its Vice President C. David Carlson, Sign, Seal and as its Act and Deed, deliver the within written Deed for the uses and purposes herein mentioned; and that he/she with the other witness subscribed above witnessed the execution thereof.

                                          /s/ Jennifer C. Ryan
                                          --------------------
                                          /s/ Barbara E. Tutt
                                          --------------------
                                          1st WITNESS
Sworn to before me this 22nd day of
August, 1997.
/s/ Barbara E. Tutt (L.S.)
- --------------------------

Notary Public For Massachusetts
My commission expires: 3/6/98

                                EXHIBIT "A"


All that certain piece, parcel or tract of land, containing 13.90 acres, more or less, situate, lying and being on the Southwestern side of S. C. Highway 295, in the County of Spartanburg, State of South Carolina, and being shown and designated on plat entitled As-Built Survey for The Centre at Westgate, Ltd., dated January 19, 1988, prepared by Blackwood Associates, Inc., Engineers, and recorded in the RMC Office for Spartanburg County, S. C. in Plat Book 103, at Page 794, and having, according to said plat, the following courses and distances:

BEGINNING at an iron pin at the corner of the property herein described and property now or formerly of Spartan Mills, said iron pin being located approximately 324.6 feet from an iron pin at Lowe's property corner (Lowe's southeast property corner), on the west right-of-way line for S.
C. Highway 295, and running thence along the west right-of-way line for S.
C. Highway 295, the following courses and distances: S. 32-54-40 E. 101.08 feet to an iron pin; thence S. 35-05-37 E. 225.95 feet to an iron pin; thence S. 35-51-07 E. 157.61 feet to an iron pin; thence turning and running, 57-54-00 W. 46.54 feet to an iron pin; thence turning and running, S. 09-57-03 W. 194.85 feet to an iron pin; thence turning and running, S. 57-54-00 W. 862.94 feet to an iron pin at the corner of property now or formerly of Spartan Mills; thence with the line of property now or formerly of Spartan Mills, the following courses and distances: N. 35-25-23 W. 360.00 feet to an iron pin; thence N. 7-24-22 E.
333.87 feet to an iron pin; thence N. 57-05-44 E. 825.23 feet to the point of beginning.

TOGETHER WITH a perpetual, non-exclusive easement appurtenant to and running with the land referred to hereinabove for ingress and egress to and from S. C. Highway 295 over and across property now or formerly of Spartan Mills, which lies adjacent to the property described hereinabove and additional property of The Centre at Westgate, Ltd., along the southern boundaries, said easement being approximately 70 feet in width and 1100 feet in length. This easement shall be expanded hereafter to include any and all property over which a boulevard style driveway is to be constructed under the license granted to The Centre at Westgate, Ltd. (whether shown on a survey referred to hereinabove, or not). (For a more accurate description of the location of the easement, reference is hereby made to the area designated as such on the survey referred to hereinabove and shown as a cross-hatched area of the survey entitled Survey for The Centre at Westgate, Ltd.@, prepared by Blackwood Associates, Inc., Engineers, dated June 25, 1985.)

This being the same property conveyed to PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P., a Delaware limited partnership by deed of The Centre at Westgate Ltd., a Tennessee limited partnership dated March 25, 1988 and recorded April 28, 1988 in Deed Book 54-D, at Page 772, RMC Office for Spartanburg County, South Carolina. TOGETHER with all improvements;

                                EXHIBIT "B"
                                Page 1 of 2


1. Rights of tenants in possession under  unrecorded  leases as shown in Exhibit
   1.

2. Taxes for the year 1997 and subsequent years, a lien not yet due and payable.

3. Survey prepared for CBL/GP II, Inc. by Johnson Surveying, Inc. dated August 12, 1997 discloses the following:

         (a) A 25 foot Spartan Sanitary Sewer District right of way along southeaster and northeastern portion of property, connected to a 16 foot Spartanburg Sanitary Sewer District right of way to the north.

         (b) A power transformer at the western edge of Toys-R-Us; at the northwestern corner of the "Shops"; at the southwestern corner of Circuit City; at the western side of Phar-More; and the northwestern corner of the "Shops" between Phar-More and Toys-R-Us.

         (c) 24 Inch storm drain lines crossing through property. These begin on the western property line (SC Hwy 295 road right of way) and running south, then northwest through the main body of the parking lot to a drop inlet in front of the Toys "R" Us building, thence an 18 inch storm sewer pipe runs southwest to a drop inlet on the northwestern corner of the shopping center. Another 24 inch storm drain line runs along the northwestern side of the back side of the shopping center.

         (d) Building setback lines: 30 foot along the front (Spartan Blvd.); 15 foot along the western property lines; and 20 foot along the rear; no violations.

         (e) A 5 foot concrete box culvert shown under the old Phar-More building (at northern corner of property.)

4. Covenants, conditions and restrictions filed for record in that deed from Spartan Mills to Toys "R" Us recorded in Book 51-K, page 795, Spartanburg County Records.

5. Easements to Duke Power Company recorded in Deed Books 26-M, page 441; 49-X, page 407; 51-X, page 076; 53-J, and page 761, RMC Office for Spartanburg County.

6. A right of way to Piedmont Natural Gas in Deed Book 49-T, page 580, RMC Office for Spartanburg County.

7. Southern Bell right of ways recorded in Deed Books 51-U, page 226; 51-W, page 549 and 52-C, page 280, RMC Office for Spartanburg County.

                                EXHIBIT "B"
                                Page 2 of 2



8. Spartanburg Water System rights of way recorded in Deed Books 41-D, page 797; 51-R, page 472 and 51-T, page 217, RMC Office for Spartanburg County.

9. General easements and right of ways to the Commissioner of Public Works and the Spartanburg Sanitary Sewer District recorded in Deed Books 37-L, page 560; 39-N, page 209; 41-Y, page 669; 42-N, page 53; 43-Q, page 206; 50-K,  page 032; 51-R,  page 467; 51-V,  page 933; 52-M, page
         778; 53-L, page 502 and 62-C, page 540, RMC Office for Spartanburg County.

         NOTE: A partial release of the easement recorded in 43-Q, page 206 was recorded in Deed Book 62-C, page 883, RMC Office for Spartanburg County.

10. General Utility Easements recorded in Deed Books 51-P, 52-Z, page 960, and Numbered Paragraph 4-(a) only of 51-X, page 322, RMC Office for Spartanburg County.

11. Easement and Right of Way Agreement between Spartan Mall Associates, the Yeomans and Spartan Mills recorded in Deed Book 49-Q, page 645, RMC Office for Spartanburg County.

12. Reciprocal Easement Agreement between The Centre at Westgate, Ltd., and Service Merchandise Company, Inc. recorded in Deed Book 51-P, page 221, RMC Office for Spartanburg County.

13. Assignment and Cancellation Agreement between Service Merchandise Company, Inc. and The Centre at Westgate, Ltd. recorded in Deed Book 53-B, page 801, RMC Office for Spartanburg County.

14. Memorandum of Lease between The Centre at Westgate, Ltd., a Tennessee limited partnership (Landlord) and Toys "R" Us, a Delaware corporation (Tenant) recorded August 23, 1985 in Deed Book 51-P, page 246, RMC Office for Spartanburg County.

         NOTE: The aforementioned lease was the subject of a Subordination and Non-Disturbance Agreement between Toys "R" Us, Inc. a Delaware corporation ("Tenant") and PaineWebber Mortgage Partners Five, LP, a Delaware Limited Partnership ("Mortgagee") dated April 6, 1988 and recorded August 9, 1989 in Book 1336, Page 635, Spartanburg County Records, under which Toys "R" Us had certain obligations to PaineWebber as Landlord within the terms and conditions of said instrument.

15. Memorandum of Lease between The Centre at Westgate, Ltd., a Tennessee limited partnership (Landlord) and Circuit City Stores, Inc., a Virginia corporation (Tenant) recorded November 6, 1987 in Deed Book 53-S, page 487, RMC Office for Spartanburg County.

16.      All zoning, building and other laws applicable to the Property.

                             ASSIGNMENT OF LEASES


      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, PaineWebber Mortgage Partners Five, L.P., a Delaware limited partnership (Assignor), hereby assigns, sells, transfers, sets over and delivers unto Westgate Crossing Limited Partnership, a South Carolina limited Partnership (Assignee), all of Assignor's estate, right, title and interest in and to the following:

      (a) all leases, licenses, tenancy agreements or occupancy agreements and all data, correspondence and records pertaining thereto relative to the real property known as Spartan Place, located at 660 Spartan Boulevard, Spartanburg, South Carolina 29301 (Property) described in Exhibit "A" attached hereto, together with all rents, issues and profits thereunder (collectively, "Leases") including, without limitation, those leases identified in Exhibit "B" attached hereto; and

      (b) those security deposits, prepaid rentals, cleaning fees and other deposits paid by tenants of the Property to Assignor or any agent of Assignor and delivered to Assignee contemporaneously herewith which are specifically identified in Exhibit "C" attached hereto ("Deposits").

      Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Leases arising on or after the date of delivery of this Agreement.

      Assignor agrees to timely keep, perform and discharge all of the obligations of landlord under the Leases arising prior to the date of delivery of this Assignment. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all claims, demands, liabilities and obligations of landlord under the Leases arising out of or relating to the period prior to the date of delivery of this Assignment. Assignee agrees to timely keep, perform and discharge all of the obligations of landlord under the Leases arising after the date of delivery of this Assignment. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, demands, liabilities and obligations of landlord under the Leases arising out of or relating to the period after the date of delivery of this Assignment.

      This Assignment of Leases may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the 22 day of August, 1997, which Assignment is effective on that date.


                        ASSIGNOR

                        PaineWebber Mortgage Partners Five, L.P., a Delaware limited partnership

                              By:   Fifth Mortgage Partners, Inc., a
                                    Delaware corporation, its Managing
                                    General Partner

                                          By:   /s/ C. David Carlson
                                               ----------------------
                                                Name:  C. David Carlson
                                                Title:   Vice President

/s/ Kristen Sosnosky
- --------------------
Witness

/s/ Jennifer C. Ryan
- --------------------
Witness

                        ASSIGNEE

                        WESTGATE CROSSING LIMITED PARTNERSHIP, a South Carolina limited partnership

                              By:   CBL/GP II, Inc., a Wyoming corporation

                                    By: /s/ Ben S. Landress
                                        -------------------
                                          Name:  Ben S. Landress
                                          Title: Executive Vice President

COMMONWEALTH OF MASSACHUSETTS )
                               )     PROBATE
COUNTY OF SUFFOLK             )

      Personally appeared before me, the undersigned witness and made oath that he/she saw the within named FIFTH MORTGAGE PARTNERS, INC., general partner of PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P. by its Vice President, C. David Carlson, Sign, Seal and as its Act and Deed, deliver the within written Assignment of Leases for the uses and purposes herein mentioned; and that he/she with the other witness subscribed above witnessed the execution thereof.

                                          /s/ Kristen Sosnosky
                                          --------------------
                                          1st WITNESS
Sworn to before me this 22nd day of
August, 1997.
/s/ Barbara E. Tutt (L.S.)
- --------------------------

Notary Public For Massachusetts
My commission expires: 3/6/98

STATE OF TENNESSEE            )
                                )     PROBATE
COUNTY OF HAMILTON            )

      Personally appeared before me, the undersigned witness and made oath that he/she saw the within named CBL/GP II, INC., general partner of WESTGATE CROSSING LIMITED PARTNERSHIP, by its Executive Vice President and Mary Ann Okrasinski, Sign, Seal and as its Act and Deed, deliver the within written Assignment of Leases for the uses and purposes herein mentioned; and that he/she with the other witness subscribed above witnessed the execution thereof.

                                          /s/ Don Sewell
                                          --------------
                                          1st WITNESS
Sworn to before me this 22nd day of
August, 1997.
/s/ Karen R. Benson (L.S.)
- --------------------------

Notary Public For Hamilton County
My commission expires: 3/21/2000

                                   EXHIBIT A

                                   Property

All that certain piece, parcel or tract of land, containing 13.90 acres, more or less, situate, lying and being on the Southwestern side of S. C. Highway 295, in the County of Spartanburg, State of South Carolina, and being shown and designated on plat entitled "As-Built" Survey for The Centre at Westgate, Ltd., dated January 19, 1988, prepared by Blackwood Associates, Inc., Engineers, and recorded in the RMC Office for Spartanburg County, S. C. in Plat Book 103, at Page 794, and having, according to said plat, the following courses and distances:

BEGINNING at an iron pin at the corner of the property herein described and property now or formerly of Spartan Mills, said iron pin being located approximately 324.6 feet from an iron pin at Lowe's property corner (Lowe's southeast property corner), on the west right of way line for S C Highway 295, and running thence along the west right of way line for S C Highway 295, the following courses and distances: S 32-54-40 E 101.08 feet to an iron pin; thence S 35-05-37 E 225.95 feet to an iron pin; thence S 35-51-07 E 157.61 feet to an iron pin; thence turning and running, 57-54-00 W 46.54 feet to an iron pin; thence turning and running, S 09-57-03 W. 194.85 feet to an iron pin; thence turning and running, S 57-54-00 W 862.94 feet to an iron pin at the corner of property now or formerly of Spartan Mills; thence with the line of property now or formerly of Spartan Mills, the following courses and distances: N 35-25-23 W
360.00 feet to an iron pin; thence N 7-24-22 E 333.87 feet to an iron pin; thence N 57-05-44 . 825.23 feet to the point of beginning.

TOGETHER WITH a perpetual, non-exclusive easement appurtenant to and running with the land referred to hereinabove for ingress and egress to and from S. C. Highway 295 over and across property now or formerly of Spartan Mills, which lies adjacent to the property described hereinabove and additional property of The Centre at Westgate, Ltd., along the southern boundaries, said easement being approximately 70 feet in width and 1100 feet in length. This easement shall be expanded hereafter to include any and all property over which a boulevard style driveway is to be constructed under the license granted to The Centre at Westgate, Ltd. (whether shown on a survey referred to hereinabove, or not). (For a more accurate description of the location of the easement, reference is hereby made to the area designated as such on the survey referred to hereinabove and shown as a cross-hatched area of the survey entitled Survey for The Centre at Westgate, Ltd.@, prepared by Blackwood Associates, Inc., Engineers, dated June 25, 1985.)

                                EXHIBIT "B"
                                Page 1 of 2


                                                             TERM
                                       SQ. FT.       ---------------------
TENANT            UNIT REF NO.         OCCUPIED       FROM          TO
- ------            ------------         --------       ----          --


CIRCUIT CITY      500-10               16412          11/06/87      1/31/08


VACANT            500-20                5000

VACANT            500-30                1400

VACANT            500-40                3200

VACANT            500-50                1400

VACANT            500-60                1050

AFRICAN EXPRESS   500-70                 630          12/01/92      12/31/93

VACANT            500-80                1200

VACANT            500-90                 963

VACANT            500-100               1105

VACANT            500-110               1400

VACANT            500-120               1400

VACANT            500-130               2000

VACANT            500-140               2000

VACANT            500-150               2000

VACANT            500-160               2000

VACANT            500-170               1600

VACANT            500-180               1400

VACANT            500-190               3000

TOYS "R" US, INC.
  STORE #882      500-200              48729          11/1/85       1/31/11

VACANT            500-210               3600

                                EXHIBIT "B"
                                Page 2 of 2


                                                             TERM
                                       SQ. FT.       ---------------------
TENANT            UNIT REF NO.         OCCUPIED       FROM          TO
- ------            ------------         --------       ----          --

VACANT            500-230                1600

VACANT            500-240                6400

VACANT            500-250                2000

VACANT            500-260               40000

- -------------------------------------------------------------------------------

TOTALS:                                151489

               Total Occupied Square Feet:            65771
               Total Vacant Square Feet               85718


- -------------------------------------------------------------------------------

GRAND TOTALS:                          151489


               Total Occupied Square Feet:            65771
               Total Vacant Square Feet               85718

                                   EXHIBIT "C"

                                SECURITY DEPOSITS


                                                SQUARE         SECURITY
TENANT NAME             SPACE NUMBER            FOOTAGE        DEPOSIT
- -----------             ------------            -------        -------

AFRICAN EXPRESS            500-70                  630         $250.00

                            QUITCLAIM BILL OF SALE

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, PaineWebber Mortgage Partners Five, L.P., a Delaware limited partnership (Seller) does hereby grant, sell, transfer, and deliver to Westgate Crossing Limited Partnership, a South Carolina limited partnership (Buyer), all of the furnishing, fixtures, equipment and other personal property, including, without limitation, the personal property, which personal property is, as of the date hereof, owned by Seller and located at the real property known as Spartan Place, located at 660 Spartan Boulevard, Spartanburg, South Carolina 29301 including such real property as described in Exhibit A attached hereto.
      Buyer purchases such personal property AS IS and WHERE IS and solely in reliance upon Buyer's personal inspection and knowledge of such personal property. Seller does hereby warrant that all such personal property is free from encumbrances created or suffered thereon by Seller and that Seller will warrant and defend the same in favor of Buyer against the lawful claims of all persons claiming by, through or under Seller.

      IN WITNESS WHEREOF, this document is executed as a sealed instrument as of this 22nd day of August, 1997.
                              SELLER:


                              PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P., a Delaware limited partnership


                              By:   Fifth Mortgage Partners, Inc.,
                                    its General Partner

                                    By: /s/ C. David Carlson
                                        ----------------------
                                    Name:   C. David Carlson
                                    Title:  Vice President

                                   EXHIBIT A

                                   Property

All that certain piece, parcel or tract of land, containing 13.90 acres, more or less, situate, lying and being on the Southwestern side of S. C. Highway 295, in the County of Spartanburg, State of South Carolina, and being shown and designated on plat entitled As-Built Survey for The Centre at Westgate, Ltd., dated January 19, 1988, prepared by Blackwood Associates, Inc., Engineers, and recorded in the RMC Office for Spartanburg County, S. C. in Plat Book 103, at Page 794, and having, according to said plat, the following courses and distances:

BEGINNING at an iron pin at the corner of the property herein described and property now or formerly of Spartan Mills, said iron pin being located approximately 324.6 feet from an iron pin at Lowe's property corner (Lowe's southeast property corner), on the west right-of-way line for S.
C. Highway 295, and running thence along the west  right-of-way line for S.
C. Highway 295, the following courses and distances: S. 32-54-40 E. 101.08 feet to an iron pin; thence S. 35-05-37 E. 225.95 feet to an iron pin;
thence S. 35-51-07 E. 157.61 feet to an iron pin; thence turning and running, 57-54-00 W. 46.54 feet to an iron pin; thence turning and running, S. 09-57-03 W. 194.85 feet to an iron pin; thence turning and running, S. 57-54-00 W. 862.94 feet to an iron pin at the corner of property now or formerly of Spartan Mills; thence with the line of property now or formerly of Spartan Mills, the following courses and distances: N. 35-25-23 W. 360.00 feet to an iron pin; thence N. 7-24-22 E.
333.87 feet to an iron pin; thence N. 57-05-44 E. 825.23 feet to the point of beginning.

TOGETHER WITH a perpetual, non-exclusive easement appurtenant to and running with the land referred to hereinabove for ingress and egress to and from S. C. Highway 295 over and across property now or formerly of Spartan Mills, which lies adjacent to the property described hereinabove and additional property of The Centre at Westgate, Ltd., along the southern boundaries, said easement being approximately 70 feet in width and 1100 feet in length. This easement shall be expanded hereafter to include any and all property over which a boulevard style driveway is to be constructed under the license granted to The Centre at Westgate, Ltd. (whether shown on a survey referred to hereinabove, or not). (For a more accurate description of the location of the easement, reference is hereby made to the area designated as such on the survey referred to hereinabove and shown as a cross-hatched area of the survey entitled Survey for The Centre at Westgate, Ltd.@, prepared by Blackwood Associates, Inc., Engineers, dated June 25, 1985.)

                    ASSIGNMENT OF CONTRACTS AND INTANGIBLES

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, PaineWebber Mortgage Partners Five, L.P., a Delaware limited partnership ("Assignor"), hereby assigns, sells, transfers, sets over and delivers unto Westgate Crossing Limited Partnership, a South Carolina limited partnership ("Assignee"), all of Assignor's estate, right, title and interest in and to the following:

      (a) all licenses, permits, certificates of occupancy, approvals, entitlement, dedications, and subdivision maps issued, approved or granted by any governmental authorities or otherwise in connection with the real property known as Spartan Place, located at 660 Spartan Boulevard, Spartanburg, South Carolina 29301 ("Property") described in Exhibit "A" attached hereto; the use of the name "Spartan Place" and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Property; all development rights and other intangible rights, titles, interests, privileges and appurtenances of Assignor related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals issued, approved or granted by any private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property (collectively, "Licenses and Permits");

      (b) all plans and specifications respecting any buildings or improvements located on the Property; and all building inspection reports pertaining to the Property which are owned by and within the possession or control of Assignor (collectively, "Records and Plans");

      (c) all warranties and guaranties in effect with respect to the Property and all contracts for services and all operating agreements currently in effect with respect to the Property (the "Contracts"); and

      (d) the interest of Assignor in all other intangible personality relating to the use and operation of the Property including good will if any (the Intangibles).

      Assignor makes no warranties of any kind or nature, express or implied, regarding the Licenses and Permits, Records and Plans and Contracts and Intangibles.

      Assignee hereby assumes the performance of all of the terms, convents and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising on or after the date of delivery of this Assignment. Assignor shall be responsible for the performance of all of the terms, covenants and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising prior to the date of delivery of this Assignment.

      This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the 22nd day of August, 1997, which Assignment is effective on that date.


                        ASSIGNOR

                        PaineWebber Mortgage Partners Five, L.P., a Delaware limited partnership

                              By:   Fifth Mortgage Partners, Inc., a
                                    Delaware corporation, its Managing
                                    General Partner

                                          By:   /s/ C. David Carlson
                                                ---------------------
                                                Name:   C. David Carlson
                                                Title:  Vice President


                        ASSIGNEE

                        Westgate Crossing Limited Partnership, a South Carolina limited partnership

                              By:   CBL/GP II, Inc., a Wyoming
                                    corporation, its general partner

                                    By:   /s/ Ben S. Landress
                                          --------------------
                                          Name:  Ben S. Landress
                                          Title: Executive Vice President

Signed, Sealed and Delivered
in the presence of
/s/
- ------------------
1st Witness

/s/
- -----------------
2nd Witness

COMMONWEALTH OF MASSACHUSETTS )
                                    )     PROBATE
COUNTY OF SUFFOLK             )

      Personally appeared before me, the undersigned witness and made oath that he/she saw the within named FIFTH MORTGAGE PARTNERS, INC., general partner of PAINEWEBBER MORTGAGE PARTNERS FIVE, L.P. by its Vice President, C. David Carlson, Sign, Seal and as its Act and Deed, deliver the within written Assignment of Contracts and Intangibles for the uses and purposes herein mentioned; and that he/she with the other witness subscribed above witnessed the execution thereof.

                                          /s/ Kristen Sosnosky
                                          --------------------
                                          1st WITNESS
Sworn to before me this 22nd day of
August, 1997.
/s/ Barbara E. Tutt (L.S.)
- --------------------------

Notary Public For Massachusetts
My commission expires:  3/6/98

STATE OF TENNESSEE             )
                                    )     PROBATE
COUNTY OF HAMILTON             )

      Personally appeared before me, the undersigned witness and made oath that he/she saw the within named CBL/GP II, INC., general partner of WESTGATE CROSSING LIMITED PARTNERSHIP, by its Executive Vice President and Mary Ann Okrasinski, Sign, Seal and as its Act and Deed, deliver the within written Assignment of Contracts and Intangibles for the uses and purposes herein mentioned; and that he/she with the other witness subscribed above witnessed the execution thereof.

                                          /s/ Don Sewell
                                          --------------
                                          1st WITNESS
Sworn to before me this 22nd day of
August, 1997.
/s/ Karen R. Benson (L.S.)
- --------------------------

Notary Public For Hamilton County
My commission expires:  3/21/2000

                                    EXHIBIT A

                                    Property

ALL that certain piece, parcel or tract of land, containing 13.90 acres, more or less, situate, lying and being on the Southwestern side of S. C. Highway 295, in the County of Spartanburg, State of South Carolina, and being shown and designated on plat entitled "As-Built" Survey for The Centre at Westgate, Ltd., dated January 19, 1988, prepared by Blackwood Associates, Inc., Engineers, and recorded in the RMC Office for Spartanburg County, S. C. in Plat Book 103, at Page 794, and having, according to said plat, the following courses and distances:

BEGINNING at an iron pin at the corner of the property herein described and property now or formerly of Spartan Mills, said iron pin being located approximately 324.6 feet from an iron pin at Lowe's property corner (Lowe's southeast property corner), on the west right-of-way line for S. C. Highway 295, and running thence along the west right-of-way line for S. C. Highway 295, the following courses and distances: S. 32-54-40 E. 101.08 feet to an iron pin; thence S. 35-05-37 E. 225.95 feet to an iron pin; thence S. 35-51-07 E. 157.61 feet to an iron pin; thence turning and running, 57-54-00 W. 46.54 feet to an iron pin; thence turning and running, S. 09-57-03 W. 194.85 feet to an iron pin; thence turning and running, S. 57-54-00 W. 862.94 feet to an iron pin at the corner of property now or formerly of Spartan Mills; thence with the line of property now or formerly of Spartan Mills, the following courses and distances:
N.  35-25-23 W. 360.00 feet to an iron pin;  thence N. 7-24-22 E. 333.87 feet to an iron pin; thence N. 57-05-44 E. 825.23 feet to the point of beginning.

TOGETHER WITH a perpetual, non-exclusive easement appurtenant to and running with the land referred to hereinabove for ingress and egress to and from S. C. Highway 295 over and across property now or formerly of Spartan Mills, which lies adjacent to the property described hereinabove and additional property of The Centre at Westgate, Ltd., along the southern boundaries, said easement being approximately 70 feet in width and 1100 feet in length. This easement shall be expanded hereafter to include any and all property over which a boulevard style driveway is to be constructed under the license granted to The Centre at Westgate, Ltd. (whether shown on a survey referred to hereinabove, or not). (For a more accurate description of the location of the easement, reference is hereby made to the area designated as such on the survey referred to hereinabove and shown as a cross-hatched area of the survey entitled "Survey for The Centre at Westgate, Ltd", prepared by Blackwood Associates, Inc., Engineers, dated June 25, 1985.)

                            STATEMENT OF SELLER

      PaineWebber Mortgage Partners Five, L.P., a Delaware limited partnership (Seller) is, as of the date hereof, conveying to Westgate Crossing Limited Partnership, a South Carolina limited partnership (Purchaser), by Statutory Warranty Deed that certain tract of land together with improvements thereon (the Property) lying and being situated in the City of Spartanburg, County of Spartanburg, State of South Carolina more particularly described in Exhibit A attached hereto.

      As a condition precedent to Purchasers obligation to proceed with the acquisition of the Property, Seller has agreed to confirm certain matters as set forth in that certain Purchase and Sale Agreement by and between Seller and Purchaser dated April 30, 1997 (the Sale Agreement).

      NOW THEREFORE, in consideration of the premises and the receipt of ten dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby state, it being specifically agreed that Purchaser shall rely thereon in its acquisition of the Property, that to the best of Seller's actual knowledge, without independent investigation, the following matters are true:

      1. The representations and warranties made by Seller in the Purchase Agreement are true and correct in all material respects on and as of the date hereof.

      2. There has been no material adverse change in the environmental, physical or economic characteristics of the Property since 5:00 p.m. Eastern Daylight Time, August 18, 1997.

      3. Neither Seller nor any tenant of the Property has become a party to any bankruptcy, insolvency, receivership or other like proceeding since 5:00 p.m. Eastern Daylight Time, August 18, 1997.

      All defined terms contained herein shall be defined as stated in the Sale Agreement, and the statements made by Seller herein shall be otherwise subject to all terms, conditions and provisions thereof.

      In witness whereof, Seller has executed this instrument to be effective as of the 22nd day of August 1997.

                              SELLER:

                              By: PAINEWEBBER   MORTGAGE  PARTNERS  FIVE, L.P.,
                                   a Delaware limited partnership
                                  By:   Fifth  Mortgage  Partners,  Inc.,
                                        its managing general partner

                                    By: /s/ C. David Carlson
                                        ----------------------
                                        Name: C. David Carlson
                                        Title:  Vice President



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SWORN TO and subscribe before me this 22nd day of August, 1997.

                                    /s/ Barbara E. Tutt
                                    -------------------
                                    Notary Public
                                    My commission expires: 3/6/98


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                                    EXHIBIT A

                                    Property

ALL that certain piece, parcel or tract of land, containing 13.90 acres, more or less, situate, lying and being on the Southwestern side of S. C. Highway 295, in the County of Spartanburg, State of South Carolina, and being shown and designated on plat entitled As-Built Survey for The Centre at Westgate, Ltd., dated January 19, 1988, prepared by Blackwood Associates, Inc., Engineers, and recorded in the RMC Office for Spartanburg County, S. C. in Plat Book 103, at Page 794, and having, according to said plat, the following courses and distances:

BEGINNING at an iron pin at the corner of the property herein described and property now or formerly of Spartan Mills, said iron pin being located approximately 324.6 feet from an iron pin at Lowe's property corner (Lowe's southeast property corner), on the west right-of-way line for S. C. Highway 295, and running thence along the west right-of-way line for S. C. Highway 295, the following courses and distances: S. 32-54-40 E. 101.08 feet to an iron pin; thence S. 35-05-37 E. 225.95 feet to an iron pin; thence S. 35-51-07 E. 157.61 feet to an iron pin; thence turning and running, 57-54-00 W. 46.54 feet to an iron pin; thence turning and running, S. 09-57-03 W. 194.85 feet to an iron pin; thence turning and running, S. 57-54-00 W. 862.94 feet to an iron pin at the corner of property now or formerly of Spartan Mills; thence with the line of property now or formerly of Spartan Mills, the following courses and distances:
N.  35-25-23 W. 360.00 feet to an iron pin;  thence N. 7-24-22 E. 333.87 feet to an iron pin; thence N. 57-05-44 E. 825.23 feet to the point of beginning.

TOGETHER WITH a perpetual, non-exclusive easement appurtenant to and running with the land referred to hereinabove for ingress and egress to and from S. C. Highway 295 over and across property now or formerly of Spartan Mills, which lies adjacent to the property described hereinabove and additional property of The Centre at Westgate, Ltd., along the southern boundaries, said easement being approximately 70 feet in width and 1100 feet in length. This easement shall be expanded hereafter to include any and all property over which a boulevard style driveway is to be constructed under the license granted to The Centre at Westgate, Ltd. (whether shown on a survey referred to hereinabove, or not). (For a more accurate description of the location of the easement, reference is hereby made to the area designated as such on the survey referred to hereinabove and shown as a cross-hatched area of the survey entitled Survey for The Centre at Westgate, Ltd., prepared by Blackwood Associates, Inc., Engineers, dated June 25, 1985.)